UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 18, 2008

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

(Name of small business issuer in its charter)

Nevada	000-26309	98-0200471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4235 Commerce Street Little River, South Carolina	29566
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 390-2500

Copies of Communications to:

Stoecklein Law Group

MacArthur Court

4695 MacArthur Court

Eleventh Floor

Newport Beach, CA 92660

(949) 798-5690

Fax (949) 258-5112

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 11, 2008, the Registrant entered into an Agreement and Plan of Merger and Reincorporation with Integrated Environmental Technologies, Ltd., a newly-formed Nevada corporation ("IET NV"), in order to change the domicile of the Registrant from Delaware to Nevada. Pursuant to the terms of the Agreement and Plan of Merger and Reincorporation, the Registrant merged with and into IET NV, making IET NV the surviving corporation. The merger for reincorporation was completed on February 18, 2008.

The merger and reincorporation agreement was approved by the unanimous consent of the Board of Directors of the Registrant on December 21, 2007 and by IET NV on January 11, 2008, and by a majority of the stockholders of the Registrant at their annual meeting of stockholders held on December 21, 2007. A copy of the Agreement and Plan of Merger and Reincorporation is attached hereto as Exhibit 2(c).

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

EXHIBITS

Exhibit Number	Description
2(c)	Agreement and Plan of Merger and Reincorporation, dated January 11, 2008
3(i)(h)	Articles of Incorporation of Integrated Environmental Technologies, Ltd. (Nevada) – Dated January 11, 2008.
3(i)(i)	Articles of Merger of Integrated Environmental Technologies, Ltd., Nevada corporation and Integrated Environmental Technologies, Ltd., Delaware corporation – Dated February 15, 2008 (Nevada)
3(i)(j)	Certificate of Merger of Integrated Environmental Technologies, Ltd., Nevada corporation and Integrated Environmental Technologies, Ltd., Delaware corporation – Dated February 18, 2008 (Delaware)
3(ii)(c)	Bylaws of Integrated Environmental Technologies, Ltd., a Nevada corporation – Dated January 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ENVIRONMENTAL TECHNOLOIGIES, LTD.

By: /s/William E. Prince
William E. Prince, President and CEO

Dated: March 6, 2008

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